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                                                                   EXHIBIT 10.13



                               ASD Systems, Inc.

                                   Securities

                               Purchase Agreement


                                August 22, 1999



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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Purchase and Sale of Securities........................................   1
     1.1    Sale and Issuance of Securities.................................   1
     1.2    Closing.........................................................   1

2.   Representations and Warranties of the Company..........................   1
     2.1    Organization, Good Standing and Qualification...................   1
     2.2    Capitalization and Voting Rights................................   2
     2.3    Subsidiaries....................................................   3
     2.4    Authorization...................................................   3
     2.5    Valid Issuance of Preferred and Common Stock....................   3
     2.6    Governmental Consents...........................................   4
     2.7    Offering........................................................   4
     2.8    Litigation......................................................   4
     2.9    Confidentiality Agreements......................................   4
     2.10   Intellectual Property...........................................   5
     2.11   Compliance with Other Instruments...............................   6
     2.12   Material Contracts and Obligations..............................   6
     2.13   Related-Party Transactions......................................   7
     2.14   Financial Statements............................................   7
     2.15   Changes.........................................................   7
     2.16   Tax Returns.....................................................   8
     2.17   Permits.........................................................   9
     2.18   Environmental and Safety Laws...................................   9
     2.19   Disclosure......................................................   9
     2.20   Registration Rights.............................................   9
     2.21   Corporate Documents; Minute Books...............................   9
     2.22   Title to Property and Assets....................................   9
    2.23   Insurance........................................................  10
     2.24   Employee Benefit Plans..........................................  10
     2.25   Labor Agreements and Actions....................................  10
     2.26   Real Property Holding Company...................................  10
     2.27   Year 2000 Compliance............................................  10

3.   Representations and Warranties of the Investors........................  11
     3.1    Authorization...................................................  11
     3.2    Purchase Entirely for Own Account...............................  11
     3.3    Disclosure of Information.......................................  11
     3.4    Investment Experience...........................................  11
     3.5    Accredited Investor.............................................  11
     3.6    Restricted Securities...........................................  12

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     3.7    Further Limitations on Disposition..............................  12
     3.8    Legends.........................................................  12
     3.9    "Market Stand-Off" Agreement....................................  13

4.   Conditions of Investor's Obligations at Closing........................  13
     4.1    Representations and Warranties..................................  13
     4.2    Performance.....................................................  13
     4.3    Compliance Certificate..........................................  13
     4.4    Qualifications..................................................  13
     4.5    Proceedings and Documents.......................................  13
     4.6    Board of Directors..............................................  14
     4.7    Opinion of Company Counsel......................................  14
     4.8    Amended and Restated Shareholders' Agreement....................  14
     4.9    Investor Warrants...............................................  14

5.   Conditions of the Company's Obligations at Closing.....................  14
     5.1    Representations and Warranties..................................  14
     5.2    Payment of Purchase Price.......................................  14
     5.3    Qualifications..................................................  14
     5.4    Amended and Restated Shareholders' Agreement....................  14

6.   Miscellaneous..........................................................  14
     6.1    Survival........................................................  14
     6.2    Successors and Assigns..........................................  15
     6.3    Governing Law...................................................  15
     6.4    Titles and Subtitles............................................  15
     6.5    Notices.........................................................  15
     6.6    Finder's Fee....................................................  15
     6.7    Expenses........................................................  15
     6.8    Amendments and Waivers..........................................  15
     6.9    Effect of Amendment or Waiver...................................  16
     6.10   Severability....................................................  16
     6.11   Aggregation of Stock............................................  16
     6.12   Entire Agreement................................................  16
     6.13   Counterparts....................................................  16

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SCHEDULE A  Investors
SCHEDULE B  Disclosure Schedule

EXHIBIT A   Restated Certificate of Incorporation
EXHIBIT B   Form of Warrant
EXHIBIT C   Amended and Restated Shareholders' Agreement
EXHIBIT D   Opinion of Counsel for the Company

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                         SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 22nd day of August, 1999 by and among ASD Systems, Inc., a Texas corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.      Purchase and Sale of Securities.

          1.1     Sale and Issuance of Securities.

          (a) The Company shall adopt and file with the Secretary of State of Texas on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

          (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, (i) that number of shares of the Company's Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") set forth opposite each Investor's name on Schedule A hereto
(ii) the number of shares of the Company's Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") set forth opposite each Investor's name on Schedule A hereto and (iii) a warrant to purchase shares of the Company's Common Stock, in substantially the form attached hereto as Exhibit B (the "Investor Warrants" and together with Series A Preferred Stock and Series B Preferred Stock, the "Securities"), for the purchase price set forth thereon.

          1.2 Closing. The closing of the purchase and sale of the Securities hereunder (the "Closing") shall take place at the offices of Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, at 10:00 A.M., on August 23, 1999 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock and Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing the Company shall deliver to each Investor (i) certificates representing the Series A Preferred Stock and Series B Preferred Stock that such Investor is purchasing and (ii) a warrant or warrants representing the Investor Warrants that such Investor is purchasing, against payment of the purchase price therefor by wire transfer.

          2. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof to each Investor that, except as set forth on a Disclosure Schedule (the "Disclosure Schedule") furnished each Investor and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B, as follows:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

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Texas and has all corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, liabilities, condition (financial or otherwise), results of operations, or prospects of the Company, taken as a whole (a "Material Adverse Effect").

          2.2 Capitalization and Voting Rights. The authorized capital of the Company will consist immediately prior to the Closing of:

          (a) Preferred Stock. 7,500,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), 1,111,111 shares of which have been designated Series A Preferred Stock and up to all of which may be sold pursuant to this Agreement, 1,111,111 shares of which have been designated Series B Preferred Stock and up to all of which may be sold pursuant to this Agreement, and 3,200,000 shares of which have been designated Series C Preferred Stock (the "Series C Preferred Stock") of which no shares of Series C Preferred Stock are outstanding and of which 1,457,500 shares have been reserved for issuance upon exercise of outstanding options and 1,000,000 shares of which have been reserved for issuance upon exercise of outstanding warrants. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock will be as stated in the Restated Articles.

          (b) Common Stock. 50,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), of which 10,500,000 shares of Common Stock are issued and outstanding.

          (c) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified on the Disclosure Schedule hereto.

          (d) The outstanding shares of Common Stock and Series C Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (e)     Except as set forth above in this Section 2.2 and except for
(i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (ii) the redemption feature of the Series B Preferred Stock to be issued under this Agreement, (iii) the Investor Warrants, (iv) the rights provided in Article V of the Amended and Restated Shareholders' Agreement (as defined below), (v) currently outstanding options included in the options described above to purchase 500,000 shares of Series C Preferred Stock granted to employees pursuant to the Company's 1999 Long Term Incentive Plan (the "Option Plan"), (vi) the right provided to Paul Jennings, Vice President of the Company to purchase 957,500 shares of Series C Preferred Stock at a purchase price of $1.00 per share exercisable at any time on or before February 10, 2004 pursuant to that certain Stock Option Agreement dated February 10, 1999, (vii) warrants exercisable for 1,000,000 shares of Series C Preferred Stock and (viii) the conversion privileges for the Series C Preferred Stock (consisting of the right for

                                       2
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each share of Series C Preferred Stock to convert into one share of Common
Stock), no common stock, preferred stock, equity interest, stock appreciation right, phantom stock, profit participation right, option, warrant or other agreement for the purchase or acquisition by the Company for any shares of its capital stock, conversion or preemptive right or other equity or equity derivative security of any kind of the Company is (or at the Closing will be) authorized, issued or outstanding or is committed to nor has the Company entered into any other agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 700,000 shares of its Series C Preferred Stock (or Common Stock, as appropriate) for purchase upon exercise of options to be granted in the future under the Option Plan. Other than the Shareholders' Agreement, dated as of January 29, 1999, by and among the Company, Norman Charney, Paul Jennings and certain other shareholders of the Company listed on Schedule A thereto (the "Shareholders' Agreement") which at or prior to the Closing will be amended and restated as set forth in Amended and Restated Shareholders' Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Shareholders' Agreement"), the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the Amended and Restated Shareholders' Agreement, and the Investor Warrants (together, the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Securities being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Investor Warrants has been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Shareholders' Agreement may be limited by applicable federal or state securities laws.

          2.5 Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock and the Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Amended and Restated Shareholders' Agreement and under applicable state and federal securities laws.

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The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement and upon exercise of the Investor Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles or the Investor Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Amended and Restated Shareholders' Agreement and under applicable state and federal securities laws. The sale of the Securities, and the subsequent conversion or exercise of the Securities into Common Stock, are not and will not be subject to any preemptive rights.

          2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

          2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), the qualification or registration requirements of the Texas Securities Act and the qualification or registration requirements of other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          2.8 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge currently threatened, against the Company that questions the validity of or the right of the Company to enter into this Agreement or the Ancillary Agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefore known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9 Confidentiality Agreements. Each officer, director, management level employee, and each employee or consultant involved in developing or maintaining the Company's Intellectual Property (as defined below) has executed a confidentiality agreement. The Company, after reasonable investigation, is not aware that any of such employees, officers, directors or management level employees, or other employees or consultants are in violation

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thereof, and the Company will use its best efforts to prevent any such violation. The Company has taken commercially reasonable precautions to protect its Intellectual Property from unauthorized disclosure.

          2.10    Intellectual Property

          (a) Section 2.10 of the Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (iii) material unregistered trade names and corporate names owned or used by the Company and (iv) material unregistered trademarks, service marks, copyrights, and computer software owned or used by the Company. Section 2.10 of the Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights (other than off the shelf software), in each case identifying the subject Intellectual Property Rights. The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights material to the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted, free and clear of all liens or encumbrances. Except to the extent set forth in the Disclosure Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company has not had and is not reasonably likely to have a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company has taken all actions reasonably necessary to maintain and protect the Intellectual Property Rights which they own. The Company is not aware of any facts indicating that the owners of any Intellectual Property Rights licensed to the Company have failed to take all actions reasonably necessary to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (b) Except to the extent set forth in the Disclosure Schedule, (i) the Company has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party) nor is there valid grounds for any such infringement, misappropriation or conflict, (iii) the conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others and (iv) to the best of the Company's knowledge after due inquiry, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement will not conflict with or cause the loss of the Company's right, title or interest in and to the Intellectual Property Rights listed or required to be listed on Section 2.10 of the Disclosure Schedule.

          (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would

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interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company's current business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated to a former employer. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          (d) As used herein, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vi) other intellectual property rights and (vii) copies and tangible embodiments thereof (in whatever form or medium).

          2.11 Compliance with Other Instruments. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws nor any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets (including Intellectual Property Rights) of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.12 Material Contracts and Obligations. The Disclosure Schedule sets forth a list of (i) each agreement which requires future expenditures by or obligations (contingent or otherwise) of the Company in excess of $25,000 or which might result in payments to the Company in excess of $25,000, (ii) all employment and consulting agreements (including any agreement entitling any employee to continued employment or any severance), employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any shareholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental

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of real or personal property from, or otherwise requiring payments to, any such person or entity, (iv) any agreement relating to the Company's trade secrets or the Intellectual Property Rights, (v) any agreements restricting or affecting the development or distribution of the Company's products or services, (vi) indemnification by the Company with respect to infringements or proprietary rights, and (vii) any loans or indebtedness for borrowed money, including guarantees thereof. The Company has delivered or made available to the Investors copies of such of the foregoing agreements as the Investors have requested. To the Company's knowledge, all of such agreements and contracts are valid, binding and in full force and effect, except where the failure to so comply would not have a Material Adverse Effect.

          2.13 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.14 Financial Statements. The Company has delivered to each Investor its balance sheet dated June 30, 1999 and the related statements of income, changes in shareholders' equity and cash flows of the Company for the six-month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein, except for the Financial Statements do not contain notes and other normal yearend audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.15    Changes.  Since December 31, 1998 there has not been:

          (a) change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) waiver by the Company of a valuable right or of a material debt owed to it;

          (d) satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f) material change in any compensation arrangement or agreement with any employee or consultant;

          (g) sale, assignment or transfer of any Intellectual Property Rights or other intangible assets;

          (h) restriction, resignation or termination of employment of any key employee, key consultant or officer of the Company;

          (i) loans or guarantees made by the Company to or for the benefit of its employees, consultants, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (j) the Company's knowledge, any other event or condition of any character that might have a Material Adverse Effect; or

          (k) agreement or commitment by the Company to do any of the things described in this Section 2.15.

          2.16 Tax Returns. The Company has timely filed all tax returns, information returns and reports (federal, state and local) required to be filed by it. The Company has not been advised that any of its returns have been or are being audited. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or made any election pursuant to Section 1362(a) or Section 341(f) of the Code. Since its incorporation, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and

Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

          2.17 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.18 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.19 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

          2.20 Registration Rights. Except as provided in the Shareholders' Agreement (which shall be amended by the Amended and Restated Shareholders' Agreement), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.21 Corporate Documents; Minute Books. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been provided to and approved by the Investors), the Articles of Incorporation and Bylaws of the Company are in the form previously provided to special counsel for the Investors. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.22 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii).

          2.23 Insurance. The Company has fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

          2.24 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.25 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company, other than Messrs. Charney and Jennings, is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          2.26 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a real property holding company within the meaning of Section 897 of the Code.

          2.27 Year 2000 Compliance. All of the Company's products and services and all computer software and hardware (including microcode, firmware, system and application programs, files, databases, computer services and microcontrollers) are Year 2000 Compliant (as defined below), except to the extent that they may be used or interfaced with other software, data or operating systems that are not Year 2000 Compliant. To its knowledge and after due investigation, all of the Company's internal computer systems are Year 2000 Compliant. To its knowledge and after due investigation, the Company is not relying on the products or services of any third party whose systems are not Year 2000 Compliant. Except as set forth in the Disclosure Schedule, the Company has not made any other representations or warranties that any product or service sold, licensed, rendered or otherwise provided by the Company is Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that such products and data and information systems and any such data, information or other files or software it uses, individually and in combination, completely and accurately record, store, process, calculate and present data involving dates before, on or after January 1, 2000; specifically: (i) no value for a current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) no abnormal endings or incorrect results will be produced when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

          3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

          3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Shareholders' Agreement may be limited by applicable federal or state securities laws.

          3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor and the Common Stock issuable upon conversion or exercise thereof will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities other than the redemption feature of the Series B Preferred Stock.

          3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4 Investment Experience. Such Investor is an investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities.

          3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Amended and Restated Shareholders' Agreement, and:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act and will provide certificates without restrictive legends within three days of receipt of a reasonably satisfactory opinion. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) Any legend required by applicable law or the Amended and Restated Shareholders' Agreement.

          3.9 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement of the Company filed under Securities Act of 1933 which covers Common Stock (or other securities) to be sold on behalf of the Company to the public in an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period and will execute a "lock-up" agreement in the form provided by underwriters in such offering consistent with the foregoing; provided, however, that all officers and directors of the Company and all other persons holding at least 5% of the outstanding securities of the Company enter into similar agreements and such market stand-off time period shall not exceed 180 days from such effective date.

          4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.6 Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, six (6) persons will comprise the Company's Board of Directors, consisting of: two (2) representatives elected by the Investors, two (2) representatives elected by Norm Charney, one (1) representative elected by the voting committee of the "Staubach Affiliated Shareholders" (as that term is defined in the Shareholders' Agreement), one (1) representative chosen by CKM Capital.

          4.7 Opinion of Company Counsel. Each Investor shall have received from Arter & Hadden LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

          4.8 Amended and Restated Shareholders' Agreement. The Company, the Investors and the shareholders of the Company shall have entered into the Amended and Restated Shareholders' Agreement, which shall be in full force and effect.

          4.9 Investor Warrants. The Company shall have executed and delivered to the Investors the Investor Warrants.

          5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

          5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

          5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4 Amended and Restated Shareholders' Agreement. The Company, the Investors and the shareholders of the Company shall have entered into the Amended and Restated Shareholders' Agreement.

          6.      Miscellaneous.

          6.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature pages or Schedule A hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

          6.6 Finder's Fee. Other than a fee payable by the Company to CKM Capital LLC, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.7 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of Brobeck, Phleger & Harrison LLP, special counsel for the Investors, of an amount not to exceed $50,000.

          6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock that is issued or issuable upon conversion or exercise of the Securities sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          6.9 Effect of Amendment or Waiver. Each Investor acknowledges that, by the operation of Section 6.8 hereof, the holders of a majority of the Common Stock that is issued or issuable upon conversion or exercise of the Securities sold pursuant to this Agreement will have the power to diminish or eliminate all rights of such Investor under this Agreement.

          6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11 Aggregation of Stock. All shares of the Securities or Common Stock issued upon conversion or exercise thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Signature pages follow.]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 COMPANY:

                                 ASD SYSTEMS, INC.




                                 By: /s/ Norman Charney
                                    --------------------------------------------
                                 Name:   Norman Charney
                                 Title:  President

                                 Address:  3737 Grader Street, Suite 110
                                           Garland, Texas 75041
                                           Fax:  (214) 343-2924


                                 INVESTORS:

                                 VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.


                                 By:  VantagePoint Associates III, LLC, as
                                      General Partner


                                      By: /s/ Alan E. Salzman
                                         ---------------------------------------
                                                   Alan E. Salzman
                                                   Managing Member

                                 Address:  1001 Bayhill Drive, Suite 100
                                           San Bruno, California 94066
                                           Fax:  (650) 869-6078

                                 VANTAGEPOINT COMMUNICATIONS PARTNERS, L.P.


                                 By:  VantagePoint Communcations Associates,
                                      LLC, as General Partner


                                      By: /s/ Alan E. Salzman
                                         ---------------------------------------
                                                  Alan E. Salzman
                                                  Managing Member

                                 Address:  1001 Bayhill Drive, Suite 100
                                           San Bruno, California 94066
                                           Fax:  (650) 869-6078



               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                  SCHEDULE A

                             Schedule of Investors
                             ---------------------

                                                     Series A          Series B        Purchase Price
                                                  Preferred Stock      Preferred       --------------
                                                  ---------------        Stock
                                                                       ---------

VantagePoint Venture Partners III (Q), L.P.           740,741           740,741        $ 8,000,002.80

VantagePoint Communications Partners, L.P.            370,370           370,370        $ 3,999,996.00
                                                    ---------         ---------        --------------

       Total                                        1,111,111         1,111,111        $11,999,998.80
